Exhibit 10.24

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of March 1, 2010 (this “Supplemental Indenture”), among Seagate Technology HDD Holdings, an exempted limited liability company incorporated under the laws of the Cayman Islands (“HDD”), Seagate HDD Cayman, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Successor Company”), Seagate Technology, an exempted limited liability company incorporated under the laws of the Cayman Islands, as guarantor (“Parent”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, HDD, Parent and the Trustee are party to an Indenture, dated as of September 20, 2006 (as amended or supplemented, the “Indenture”), under which an aggregate principal amount of (a) $559,608,000 of HDD’s 6.375% Senior Notes due 2011 and (b) $600,000,000 of HDD’s 6.800% Senior Notes due 2016 (collectively, the “Notes”) have been issued;

WHEREAS, HDD and the Successor Company have entered into a share purchase agreement, dated as of the date hereof, pursuant to which HDD has agreed to sell substantially all of its properties and assets to the Successor Company (the “Transaction”);

WHEREAS, Section 4.01 of the Indenture provides, among other things, that HDD shall not convey, transfer or lease all or substantially all of its properties and assets to any Person (as defined in the Indenture) unless such Person (i) is organized and validly existing under the laws of the Cayman Islands or under the laws of the United States of America, any State thereof or the District of Columbia and (ii) such Person expressly assumes all of the obligations of HDD under the Notes and the Indenture by supplemental indenture;

WHEREAS, pursuant to Section 10.01 of the Indenture, HDD and the Trustee may amend and supplement the Indenture, without the consent of any Holder, to evidence the succession of another Person to HDD and the assumption by any such successor of the covenants, agreements and obligations of HDD in the Indenture and in the Notes;

WHEREAS, HDD desires to guarantee the full and punctual payment of principal of, premium (if any) on and interest on the Notes when and as the same shall become due and payable;

WHEREAS, HDD, the Successor Company and the Trustee have determined that this Supplemental Indenture complies with Section 10.01 of the Indenture and does not require the consent of any Holder and, on the basis of the foregoing, the Trustee has determined that this Supplemental Indenture is in format satisfactory to it;

WHEREAS, HDD has determined to enter into, and has requested the Trustee to execute, this Supplemental Indenture for the purpose of confirming that the Successor Company, as purchaser of substantially all of the properties and assets of HDD, assumes all of the obligations of HDD under the Indenture and the Notes, as provided in Section 4.01 of the Indenture;

WHEREAS, HDD has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (each as defined in the Indenture) pursuant to Sections 1.02, 4.01 and 10.03 of the Indenture to the effect that the Transaction and the execution and delivery of this Supplemental Indenture by HDD comply with the Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of HDD to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, HDD, the Successor Company, Parent and the Trustee hereby agree as follows:

ARTICLE 1

RATIFICATION; DEFINITIONS

Section 1.01.           Supplemental Indenture.  This Supplemental Indenture is supplemental to, and is entered into in accordance with Section 10.01 of the Indenture, and except as expressly modified, amended and supplemented by this Supplemental Indenture, all the terms, conditions and provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 1.02.           Definitions.  Unless the context shall otherwise require, all terms which are defined in Section 1.01 of the Indenture shall have the same meanings, respectively, in this Supplemental Indenture as such terms are given in said Section 1.01 of the Indenture.

“HDD Guarantee” shall mean the guarantee by HDD, as authenticated and delivered pursuant to this Supplemental Indenture, which guarantee is set forth in Article 3 of this Supplemental Indenture.

ARTICLE 2

ASSUMPTION OF OBLIGATIONS

Section 2.01.           Assumption of Obligations under Indenture and Notes.  Pursuant to Section 4.01 of the Indenture, the Successor Company, as purchaser of substantially all of the properties and assets of HDD, expressly assumes all of the obligations of HDD under the Notes and the Indenture.

Section 2.02.           Successor Company Substituted.  Pursuant to Section 4.03 of the Indenture, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, HDD as the issuer under the Indenture with the same effect as if the Successor Company had been named as “the Company” in the Indenture, and thereafter, HDD shall be relieved of all obligations and covenants under the Indenture and the Notes.

ARTICLE 3

ADDITIONAL GUARANTEE OF HDD

Section 3.01.           Additional Guarantee of HDD.  HDD hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns:

(a) the full and punctual payment of principal of, premium (if any) on and interest on the Notes when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise, and all other monetary obligations of the Successor Company under this Supplemental Indenture, the Indenture and the Notes; and

(b) the full and punctual performance within applicable grace periods of all other obligations of the Successor Company under this Supplemental Indenture, the Indenture and the Notes (all the foregoing under (a) and (b) of this Section 3.01 being hereinafter collectively called the “HDD Guaranteed Obligations”).

HDD further agrees that the HDD Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from HDD and that HDD will remain bound under this Article 3 notwithstanding any extension or renewal of any HDD Guaranteed Obligation.

HDD waives presentation to, demand of, payment from and protest to the Successor Company of any of the HDD Guaranteed Obligations and also waives notice of protest for nonpayment.  HDD waives notice of any default under the Notes or the HDD Guaranteed Obligations.  The obligations of HDD hereunder or under the Indenture shall not be affected by:

(i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Successor Company or any other Person under this Supplemental Indenture, the Indenture or the Notes or any other agreement or otherwise;

(ii) any extension or renewal of any thereof;

(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Supplemental Indenture, the Indenture, the Notes or any other agreement;

(iv) the release of any security held by any Holder or the Trustee for the obligations of any of them;

(v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the HDD Guaranteed Obligations; or

(vi) except as set forth in Section 3.05 of this Supplemental Indenture, any change in the ownership of HDD.

HDD further agrees that the HDD Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the HDD Guaranteed Obligations.

Except as expressly set forth in Section 9.02 of the Indenture, the obligations of HDD hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the HDD Guaranteed Obligations, this Supplemental Indenture, the Indenture, the Notes or otherwise.  Without limiting the generality of the foregoing, the obligations of HDD herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Supplemental Indenture, the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of HDD or would otherwise operate as a discharge of HDD as a matter of law or equity.

HDD further agrees that the HDD Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or premium (if any) on or interest on any HDD Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Successor Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against HDD by virtue hereof, upon the failure of the Successor Company to pay the principal of or premium (if any) on or interest on any HDD Guaranteed Obligation or to perform or comply with any other HDD Guaranteed Obligation, HDD hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such HDD Guaranteed Obligations, (2) accrued and unpaid interest on such HDD Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary HDD Guaranteed Obligations of the Successor Company to the Holders and the Trustee.

HDD further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the HDD Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the HDD Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the HDD Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such HDD Guaranteed Obligations as provided in Article 6 of the Indenture, such HDD Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by HDD for the purposes of this Section 3.01.

HDD also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 3.01.

Section 3.02.           Successors and Assigns.  This Article 3 shall be binding upon HDD and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Supplemental Indenture, the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture and the Indenture.

Section 3.03.           No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 3 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 3 at law, in equity, by statute or otherwise.

Section 3.04.           Modification.  No modification, amendment or waiver of any provision of this Article 3, nor the consent to any departure by HDD therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on HDD in any case shall entitle HDD to any other or further notice or demand in the same, similar or other circumstances.

Section 3.05.           Release of Company Guarantor and Termination of Company Guarantee.  If HDD and the Successor Company merge with each other or consolidate together in a transaction permitted by Sections 4.01 and 4.02 of the Indenture, then the HDD Guarantee shall automatically be terminated upon the consummation of such merger or consolidation and shall no longer have any effect from such time without any further action required on the part of the Trustee or any Holder.  At the request of HDD or the Successor Company, the Trustee shall execute and deliver an appropriate instrument evidencing such termination.

Section 3.06.           Execution and Delivery of the HDD Guarantee.  HDD hereby agrees that the HDD Guarantee set forth in Section 3.01 of this Supplemental Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Company Guarantee on the Notes.

ARTICLE 4

MISCELLANEOUS

Section 4.01.           Effective Date.  This Supplemental Indenture shall become effective as of the date hereof.

Section 4.02.           Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

Section 4.03.           Acceptance.  The Trustee accepts the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by HDD and the Successor Company or in respect of the recitals contained herein, all of which are made solely by HDD and the Successor Company.  In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 4.04.           Successors and Assigns.  All covenants and agreements in this Supplemental Indenture by HDD shall bind its successors and assigns, whether so expressed or not.

Section 4.05.           Severability Clause.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06.           Governing Law.  This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.  This Supplemental Indenture is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

Section 4.07.           Incorporation into Indenture.  All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 4.08.           Benefits of Supplemental Indenture.  Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors and assigns hereunder and under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

Section 4.09.           References to Supplemental Indenture.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context requires otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

SEAGATE TECHNOLOGY HDD HOLDINGS

By:	/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni
	Title:	Director

SEAGATE HDD CAYMAN

By:	/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni
	Title:	Director

SEAGATE TECHNOLOGY

By:	/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni
	Title:	General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Andrew Fung
	Name:	Andrew Fung
	Title:	Vice President

[Signature Page to First Supplemental Indenture]